UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2009 (March 10, 2009)

                           PEOPLES BANCORP INC.
(Exact name of registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

       138 Putnam Street, P.O. Box 738, Marietta, Ohio  45750-0738
(Address of principal executive offices) (Zip Code)

                                 (740) 373-3155
(Registrant's telephone number, including area code)

                                     Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  Not applicable

(b)  On March 10, 2009, Peoples Bancorp Inc. ("Peoples") received notification from Frank L. Christy that Mr. Christy intends to resign at some point in the future from the Peoples Board of Directors.  Mr. Christy, who has been a member of the Peoples Board of Directors since 1999, cited the extensive travel and meeting commitments associated with his personal business pursuits, and not any disagreement with Peoples, as the basis for his decision.  Mr. Christy is expected to continue to serve as a director in the short term and has communicated that he is flexible as to the timing of his departure from the Board of Directors.

As of the date of this Current Report on Form 8-K, the actual effective date of Mr. Christy's resignation has not been confirmed.  Mr. Christy and Peoples intend to work together to ensure the transition related to his resignation is smooth and optimal from the perspective of both Mr. Christy and Peoples.

(c) through (f)   Not applicable

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       PEOPLES BANCORP INC.

Dated:  March 16, 2009                                                                               By: /s/ EDWARD G. SLOANE
                                                      Edward G. Sloane
                                                      Executive Vice President,
                      Chief Financial Officer and Treasurer